UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

______________

LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)
______________

Delaware	000-32551	23-3067904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office)(Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2008, Legend International Holdings, Inc., a Delaware corporation (the “Company”) announced that Dr. U. S. Awasthi, Mr. Manesh Gupta, Dr. Allan Trench and Mr. Henry Herzog had been elected as members of the Company’s Board of Directors, effective as of August 12, 2008 pursuant to recent agreements with the Indian Farmers Fertiliser Cooperative Limited (“IFFCO”).

Neither Dr U.S. Awasthi, Mr. Manesh Gupta, Dr. Allan Trench nor Mr. Henry Herzog has been, or is currently proposing, to be party to related party transactions as outlined in Regulation S-K Item 404(a).

A press release relating Dr U.S. Awasthi, Mr. Manesh Gupta, Dr. Allan Trench and Mr. Henry Herzog’s appointment to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K..

Item 8.01     Other Events.

On August 12, 2008, the Company issued 5,000,000 shares of common stock to Kisan International Trading, FZE, a nominee of IFFCO, at $2.50 per share in accordance with the exercise of options previously announced on August 6, 2008.

Item 9.01     Financial Statements and Exhibits.

99.1:     Press Release dated August 12, 2008

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.
(Company)

		By:	/s/ Peter Lee
Peter Lee
Secretary

Dated:	August 12, 2008

3

INDEX TO EXHIBITS

99.1:     Press Release dated August 12, 2008